UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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Activision Blizzard, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABK Leadership Talking Points – Microsoft Deal

The employee talking points are for senior leaders to use in conversations with Activision Blizzard employees regarding the Microsoft acquisition announcement.

Announcement

•	As you now know, Activision Blizzard is expected to merge with Microsoft.

•	This is an exciting evolution for our company that will build on the work we have done together to be the leader in gaming by delivering epic entertainment for our players.

Rationale

•	Together, Activision Blizzard and Microsoft will help to shape the future of interactive entertainment and drive engagement with some of the most popular games on one of the world’s premier network of platforms and devices.

•	Our accomplished team, creative DNA and library of premium games, combined with Microsoft’s technology, distribution, and cloud capabilities will build a foundation that supports the combined company’s success in an increasingly competitive marketplace and rapidly evolving industry landscape.

•	Bobby, Activision Blizzard’s Board of Directors, and broader leadership team see this combination as a way to ensure that Activision Blizzard continues to play a significant role in creating epic content for the next generation of gamers.

What this Means for Employees

•	Microsoft recognizes the commitment to excellence and creativity that sets us apart, and this depth of talent and expertise is a driving force behind this transaction.

•	Activision Blizzard’s success is because of you - your creativity and innovation have created a workplace that supports the development of epic content to connect and engage the world.

Impact to Jobs

•	We are going to have a long time where we can focus on retaining our employees, making sure that you all see a pathway for greater opportunities. And while this concern is natural, I need to be clear that this is going to take time.

•	We, both Activision Blizzard and Microsoft, have a focus on retaining people. In fact, Microsoft leadership have expressed that what they’re MOST excited for in acquiring our company is our talent.

Compensation, Benefits, Stock & Equity

•	Microsoft has committed that for the first twelve months after closing Activision-Blizzard employees will be provided with benefits, target cash compensation (excluding equity) and severance payments that are no less favorable, in the aggregate, than either (i) what Activision employees received prior to closing or (ii) the standard compensation and benefits Microsoft provides to its similarly situated employees. More information will be coming soon on other details of this transition, including treatment of existing equity compensation.

•	In the meantime, we will continue to deliver compensation that considers a number of factors including performance, including regular annual wage evaluations, delivering on our bonus plans, and consideration of future equity awards. The changes we announced around employee benefits this past month will continue through at least close.

Learning and Development

•	Microsoft’s diverse operations will give us access to valuable expertise, technology, and tools and provide even greater opportunities for learning, development, and career growth.

Tools and Platforms

•	We are operating as business as usual until close, and that means we don’t plan to switch to Microsoft Teams, for example, during this time before the deal closes.

•	Ensuring a smooth transition is key for both us and Microsoft.

Partner Agreements

•	We are coordinating closely with our partners to reassure them that we plan to honor existing commitments post close. As with Microsoft’s acquisition of Minecraft, there is no intent to remove any content from platforms where it exists today.

Hiring

•	We are still hiring – we’re always looking for top talent and will continue with our current practices and programs through closing. It is too soon to share any detail on hiring post close, but for now we look forward to continuing to welcome great talent to Activision Blizzard.

Workplace Culture

•	Importantly, the workplace changes that Activision Blizzard’s leadership team has implemented and made progress on throughout 2021 are expected to continue in 2022 and beyond.

•	We intend for Activision Blizzard to continue its progress towards a welcoming and inclusive workplace culture, and Bobby has made achieving this objective one of his top priorities for the near- and long-term.

•	Activision Blizzard’s leadership team has discussed the company’s goals at length with Microsoft, and Microsoft has reviewed the renewed culture commitment and actions Activision Blizzard has undertaken so far. You can find these yourself on the “Progress and Commitments” space on the Hub that will be continuously updated. Microsoft is supportive of the goals and the work being done.

Next Steps

•	The next steps in the transaction process are for our company to work to complete the regulatory review of this transaction and obtain approval from our shareholders, which includes many of you.

•	Until the transaction closes, which we expect to be in Microsoft’s fiscal year ending in June 2023, it remains business as usual and both companies will continue to operate independently. We ask that you continue to focus on your current projects and responsibilities.

•	We know there is a lot of interest in understanding what the future company will look like. While we don’t yet know the specifics of Microsoft’s plans once the transaction closes, we do know that Activision Blizzard will become part of Microsoft’s Gaming Division under the leadership of Phil Spencer. We look forward to introducing you all to Phil soon.

•	Many of you will have questions and I recognize the uncertainty that some of you may have. While we don’t have all the answers at this time and there are restrictions on what we can say prior to the close of the transaction, we will update you throughout the process. We will continue to update the “Defining our Future” space on the Hub with information and answers to questions as we have them.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft Corporation (“Microsoft”) and Activision Blizzard, Inc. (“Activision Blizzard”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Activision Blizzard’s business and the price of the common stock of Activision Blizzard, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Activision Blizzard and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Activision Blizzard’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Activision Blizzard or Microsoft and potential difficulties in Activision Blizzard employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Activision Blizzard’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Microsoft or against Activision Blizzard related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Activision Blizzard’s operations, product lines, and technology, the impact of the COVID-19 pandemic on Activision Blizzard’s business and general economic conditions, (ix) restrictions during the pendency of the proposed transaction that may impact Activision Blizzard’s ability to pursue certain business opportunities or strategic transactions and (x) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Activision Blizzard’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Activision Blizzard file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Activision Blizzard assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the transaction, Activision Blizzard will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Activision Blizzard will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Activision Blizzard’s website (https://investor.Activision.com) or by writing to Activision Blizzard, Investor Relations, 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard’s stockholders with respect to the transaction. Information about Activision Blizzard’s directors and executive officers and their ownership of Activision Blizzard’s common stock is set forth in Activision Blizzard’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 as amended on May 3, 2021. To the extent that holdings of Activision Blizzard’s securities have changed since the amounts printed in Activision Blizzard’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

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